Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 19, 2016, Gastar Exploration Inc. (the “Company” or “Gastar”) entered into a Purchase and Sale Agreement, by and between the Company and THQ Appalachia I, LLC to sell substantially all of its producing assets and proved reserves and a significant portion of its undeveloped acreage in the Appalachian Basin for approximately $80.0 million, subject to certain adjustments and customary closing conditions, (the “Appalachian Basin Sale”). The Appalachian Basin Sale had an effective date of January 1, 2016 and was completed on April 8, 2016.  After certain adjustments, cash proceeds from the Appalachian Basin Sale were approximately $76.6 million, subject to certain additional adjustments.

The following unaudited pro forma financial information is derived from the historical financial statements of the Company and reflects the estimated impact of the Appalachian Basin Sale. The Unaudited Pro Forma Combined Balance Sheet of Gastar as of December 31, 2015 has been prepared assuming the Appalachian Basin Sale was consummated on December 31, 2015.  The Unaudited Pro Forma Combined Statement of Operations of Gastar  for the year ended December 31, 2015 has been prepared assuming the Appalachian Basin Sale was consummated on January 1, 2015.  These unaudited pro forma combined financial statements should be read in conjunction with the notes hereto and the consolidated financial statements and notes thereto of Gastar filed on Form 10-K for the year ended December 31, 2015.

The unaudited pro forma financial information is not indicative of the financial position or results of operations of Gastar which would have actually occurred if the transaction had occurred at the dates presented or which may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, reductions in prices paid for oil or natural gas, future acquisitions or dispositions and other factors.

GASTAR EXPLORATION INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

	Gastar Historical	Pro Forma Adjustments for the Appalachian Basin Sale		Pro Forma
(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 50,074	$ (3,427)	(a)(e)	$ 46,647

Acco unts receivable, net of allowance for doubtful accounts of $0, respectively	14,302	—	14,302
Commodity derivative contracts	15,534	—	15,534
Prepaid expenses	5,056	—	5,056
Total current assets	84,966	(3,427)	81,539
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:

Unproved properties, excluded from amortization	92,609	(20,388)	(b)	72,221
Proved properties	1,286,373	(58,590)	(b)	1,227,783
Total natural gas and oil properties	1,378,982	(78,978)		1,300,004
Furniture and equipment	3,068	—		3,068
Total property, plant and equipment	1,382,050	(78,978)		1,303,072
Accumulated depreciation, depletion and amortization	(1,053,116)	—		(1,053,116)
Total property, plant and equipment, net	328,934	(78,978)		249,956
OTHER ASSETS:

Commodity derivative contracts	9,335	—		9,335
Deferred charges, net	2,358	—		2,358
Advances to operators and other assets	331	—		331
Other	4,944	—		4,944
Total other assets	16,968	—		16,968
TOTAL ASSETS	$ 430,868	$ (82,405)		$ 348,463
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 2,029	$ —		$ 2,029
Revenue payable	5,985	(2,750)	(c)	3,235
Accrued interest	3,730	—		3,730
Accrued drilling and operating costs	2,010	—		2,010
Advances from non-operators	167	—		167
Commodity derivative premium payable	3,194	—		3,194
Asset retirement obligation	89	—		89
Other accrued liabilities	6,764	1,025	(d)	7,789
Total current liabilities	23,968	(1,725)		22,243

	Gastar Historical	Pro Forma Adjustments for the Appalachian Basin Sale		Pro Forma
	(in thousands, except share data)
LONG-TERM LIABILITIES:
Long-term debt	517,849	(80,000)	(e)	437,849
Commodity derivative contracts	451	—		451
Commodity derivative premium payable	2,788	—		2,788
Asset retirement obligation	5,997	(680)	(f)	5,317
Total long-term liabilities	527,085	(80,680)		446,405
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, 40,000,000 shares authorized
Series A Preferred stock, par value $0.01 per share; 10,000,000 shares designated; 4,045,000 shares issued and outstanding at December 31, 2015 with liquidation preference of $25.00 per share	41	—		41
Series B Preferred stock, par value $0.01 per share; 10,000,000 shares designated; 2,140,000 shares issued and outstanding at December 31, 2015 with liquidation preference of $25.00 per share	21	—		21
Common stock, par value $0.001 per share; 275,000,000 shares authorized; 80,024,218 shares issued and outstanding at December 31, 2015	80	—		80
Additional paid-in capital	571,947	—		571,947
Accumulated deficit	(692,274)	—		(692,274)
Total stockholders' equity	(120,185)	—		(120,185)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 430,868	$ (82,405)		$ 348,463

See accompanying notes to unaudited pro forma combined financial statements.

GASTAR EXPLORATION INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Gastar Historical	Pro Forma Adjustments for the Appalachian Basin Sale		Pro Forma
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$ 58,668	$ (4,075)	(g)	$ 54,593
Natural gas	16,901	(7,997)	(g)	8,904
NGLs	7,136	(1,439)	(g)	5,697
Total oil and condensate, natural gas and NGLs revenues	82,705	(13,511)		69,194
Gain (loss) on commodity derivatives contracts	24,589	—		24,589
Total revenues	107,294	(13,511)		93,783
EXPENSES:
Production taxes	2,877	(1,414)	(h)	1,463
Lease operating expenses	23,728	(4,033)	(h)	19,695
Transportation, treating and gathering	2,187	(2,174)	(h)	13
Depreciation, depletion and amortization	62,887	(15,412)	(i)	47,475
Impairment of natural gas and oil properties	426,878	—		426,878
Accretion of asset retirement obligation	502	(53)	(j)	449
General and administrative expense	17,069	—		17,069
Litigation settlement expense	—	—		—
Total expenses	536,128	(23,086)		513,042
INCOME (LOSS) FROM OPERATIONS	(428,834)	9,575		(419,259)
OTHER INCOME (EXPENSE):
Gain on acquisition of assets at fair value, net of income taxes	—	—		—
Interest expense	(30,686)	(382)	(k)	(31,068)
Investment and other income	13			13
Foreign transaction loss	—			—
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(459,507)	9,193		(450,314)
Income tax benefit	—	—		—
NET INCOME (LOSS)	(459,507)	9,193		(450,314)
Dividends on preferred stock	(14,473)	—		(14,473)

	Gastar Historical	Pro Forma Adjustments for the Appalachian Basin Sale	Pro Forma
	(in thousands, except share and per share data)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (473,980)	$ 9,193	$ (464,787)
NET INCOME (LOSS) PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$ (6.11)		$ (6.00)
Diluted	$ (6.11)		$ (6.00)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	77,511,677	—	77,511,677
Diluted	77,511,677	—	77,511,677

See accompanying notes to unaudited pro forma combined financial statements.

1.	Pro Forma Adjustments for the Appalachian Basin Sale

(a)	To record cash proceeds, net of purchase price adjustments including revenue suspense funds, of $76.6 million for the Appalachian Basin Sale at December 31, 2015.
(b)

To record the reduction in property, plant and equipment for the sales proceeds net of purchase price adjustments and non-recurring estimated transaction costs of approximately $1.0 million directly related to the divestiture and to reduce the property, plant and equipment balance for the related asset retirement obligation costs at December 31, 2015.

(c)	To record the release of the revenue in suspense liability to the buyer at December 31, 2015.
(d)	To record a liability for estimated non-recurring transaction costs directly related to the divestiture at December 31, 2015.
(e)

To record the $80.0 million payment to reduce the outstanding borrowings under the revolving credit facility at December 31, 2015.  Such payment was made using the cash proceeds from the Appalachian Basin Sale and other funds.

(f)	To record the reduction in the asset retirement obligation liability at December 31, 2015.
(g)	To record the reduction in oil and condensate, natural gas and NGLs sales revenues for the year ended December 31, 2015.
(h)	To record the reduction in direct operating expenses for the year ended December 31, 2015.
(i)	To record the reduction in DD&A expense for the year ended December 31, 2015.
(j)	To record the reduction in accretion expense on the asset retirement obligation for the year ended December 31, 2015.
(k)

To record additional interest expense resulting from a reduction in capitalized interest of $2.4 million related to the Appalachian Basin unproven property coupled with reduced interest expense of $2.0 million related to the repayment of borrowings outstanding for the year ended December 31, 2015 had the Appalachian Basin Sale occurred on January 1, 2015.